Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
As of December 31, 2017

BB&T Corporation, a North Carolina corporation, is a FHC. The table below sets forth BB&T's subsidiaries as to State or Jurisdiction of Organization.

Subsidiary	State or Jurisdiction of Organization
Branch Banking and Trust Company	North Carolina
Atlas SPE, LLC	North Carolina
Atlas NC I SPE, LLC	North Carolina
Atlas Tri-State SPE, LLC	North Carolina
BB&T Capital Partners II, L.L.C.	Delaware
BB&T Capital Partners Mezzanine Fund II, LP	Delaware
BB&T Capital Partners, L.L.C.	Delaware
BB&T Capital Partners/Windsor Mezzanine Fund, LLC	Delaware
BB&T Collateral Service Corporation	North Carolina
BB&T Collateral Service Corporation (TN)	Tennessee
BB&T Collateral Service Corporation (WV)	West Virginia
BB&T Commercial Equipment Capital Corp.	Pennsylvania
BB&T Community Holdings Co.	Nevada
BB&T Credit Services, Inc.	Virginia
BB&T EFC Energy, LLC	North Carolina
BB&T Equipment Finance Corporation	North Carolina
BB&T Institutional Investment Advisers, Inc.	South Carolina
BB&T Insurance Holdings, Inc.	Delaware
BB&T Insurance Services, Inc.	North Carolina
AmRisc, LLC	Delaware
BB&T Insurance Services of California, Inc.	California
F.B.P. Insurance Services, LLC	California
Precept Advisory Group LLC	California
Independent Trustees, Inc.	Virginia
Title Insurance Services of Alabama, LLC	Alabama
CRC Insurance Services, Inc.	Alabama
Association of Independent Drivers of America, LLC	Florida
Cooper Gay Re, Ltd.	New York
Five Star Agents, Inc. Purchasing Group	Illinois
Hanleigh Management Inc.	New Jersey
J. H. Blades & Co., Inc.	Texas
J. H. Blades & Co. (Agency), Inc.	Texas
Real Property Inc., A Risk Purchasing Group	New York
Crump Life Insurance Services, Inc.	Pennsylvania
P.J. Robb Variable Corp.	Tennessee
Ramkade Insurance Services, Inc.	California
RiskRighter, LLC	Delaware
Tellus Brokerage Connections, Inc.	Delaware
McGriff, Seibels & Williams, Inc.	Alabama
M & M Aviation, L.L.C.	Alabama

Subsidiary	State or Jurisdiction of Organization
McGriff, Seibels & Williams de Mexico, Intermediario de Reaseguro, S.A. de C.V.	Mexico
BB&T Investment Services, Inc.	North Carolina
BB&T Leadership Institute, Inc., The	North Carolina
BB&T Merchant Services LLC	North Carolina
BB&T Mortgage Reinsurance Company	Vermont
BB&T-VA Collateral Service Corporation	Virginia
Eagle SPE Multi I, Inc.	North Carolina
Eagle SPE NV I, Inc.	North Carolina
Eagle SPE NV II, Inc.	North Carolina
Five Points Mezzanine Fund III, L.P.	Delaware
Fountainhead SPE, Inc.	North Carolina
Grandbridge Real Estate Capital LLC	North Carolina
BB&T Real Estate Funding LLC	North Carolina
Grandbridge Investment Sales, Inc.	North Carolina
Lititz Properties, LLC	Pennsylvania
National Penn Capital Advisors, Inc.	Pennsylvania
Prime Rate Premium Finance Corporation, Inc.	South Carolina
AFCO Credit Corporation	New York
AFCO Acceptance Corporation	California
CAFO US Holdings, Inc.	North Carolina
CAFO Holdings Company	Nova Scotia
CAFO Inc.	Canada
Prime Rate Premium Finance of California, Inc.	California
Susquehanna Corporation	Pennsylvania
Susquehanna Mortgage Corporation	Maryland
Teragon Financial Corporation	Pennsylvania
Turks Head Properties, Inc.	Pennsylvania
BB&T Assurance Company, Ltd.	Bermuda
BB&T Securities, LLC	Delaware
Boston Service Company, Inc. (t/a Hann Financial Service Corp.)	New Jersey
SALE NYC, LLC	Delaware
Regional Acceptance Corporation	North Carolina
Regional Fidelity Reinsurance, Ltd.	Turks & Caicos Islands
Sterling Capital Management LLC	North Carolina
Sterling Capital (Cayman) Limited	Cayman Islands